UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 4, 2014 (December 3, 2013)

RVUE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

000-54348	94-3461079
(Commission File Number)	(IRS Employer Identification No.)

275 North York Street, Elmhurst, Illinois 60126
(Address of Principal Executive Offices) (Zip Code)

(312) 361-3368
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

Between December 3, 2013 and February 3, 2014, rVue Holdings, Inc. (the “Company”) sold an aggregate of 4,928,569 shares of its common stock, par value $.001 per share (the “Common Stock”) to certain accredited investors (the “Investors”), for an aggregate cash purchase price of $345,000 (the “Financing”).  The shares of Common Stock were issued to the Investors without registration in reliance upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering, and Rule 506(b) promulgated thereunder. These sales are in addition to the 12,271,428 shares of Common Stock previously sold by the Company for an aggregate of $859,000, as described in the Form 8-K filed by the Company on December 2, 2013.

The foregoing description of the Financing does not purport to be complete and is qualified in its entirety by reference to the complete text of the Subscription Agreement filed as Exhibit 4.1 hereto, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

4.1	Form of Subscription Agreement between rVue Holdings, Inc. and the Investors (incorporated by reference to Exhibit 4.1 of the Form 8-K filed on December 2, 2013)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RVUE HOLDINGS, INC.

Dated: March 4, 2014	By:	/s/ Mark Pacchini
Mark Pacchini
Chief Executive Officer